UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 19, 2014

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Retirements

On March 21, 2014, the Company was informed that, effective April 1, 2014, Gary A. Grove will be retiring from his position as Executive Vice President — Engineering and Planning of Bonanza Creek Energy, Inc. (the “Company”) and as a member of the Board of Directors of the Company (the “Board”) and Patrick A. Graham will be retiring from his position as Executive Vice President — Corporate Development.

In connection with Mr. Grove’s retirement as an executive of the Company, Mr. Grove will receive cash severance of $1,467,150 in accordance with his Employment Letter executed on April 29, 2013 (previously filed by the Company with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.3 to the Current Report on Form 8-K filed on May 3, 2013) which was terminated without cause and the Company’s Executive Change in Control and Severance Plan, as amended (previously filed by the Company with the SEC as Exhibit 10.1 to the Current Report on Form 8-K filed on May 3, 2013, and hereafter referred to as the “Plan”).  In addition, all unvested stock held by Mr. Grove will vest immediately prior to his separation date, except for his performance shares which will vest, if at all, at the end of the performance period applicable thereto.

In connection with Mr. Graham’s retirement as an executive of the Company, Mr. Graham will receive cash severance of $1,455,328 in accordance with his Employment Letter executed on April 29, 2013 (previously filed by the Company with the SEC as Exhibit 10.4 to the Current Report on Form 8-K filed on May 3, 2013) which was terminated without cause and the Plan.  In addition, all unvested stock held by Mr. Graham will vest immediately prior to his separation date, except for his performance shares which will vest, if at all, at the end of the performance period applicable thereto.

Pursuant to the Plan, Mr. Graham will be subject to certain confidentiality, non-competition and non-solicitation obligations and Mr. Grove will be subject to certain confidentiality obligations for a period of 30 months following their separation date and each granted certain releases and waivers of the Company and other related parties.

A copy of the Company’s press release announcing the executive retirements is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Compensation of Executive Officers

On March 19, 2014, the Board approved cash bonuses under the Company’s Short Term Incentive Program (“STIP”) for 2013 performance, awards of shares of restricted stock and performance shares under the Company’s 2011 Long Term Incentive Program (“LTIP”) and increases in base salaries for the Company’s named executive officers. The STIP and LTIP awards and base salary adjustments were made after consultation with the Company’s independent compensation consultant, and after taking into account the compensation practices of the Company’s compensation peer group, the Company’s compensation philosophy and the individual and collective achievements of the executives during 2013. The table below sets forth the approved amounts of 2013 STIP bonus and 2014 LTIP awards and the base salary for the Company’s named executive officers.

Name	2013 STIP	Shares of Restricted Stock	Performance Shares	2014 Base Salary
Anthony G. Buchanon	$380,822	12,450	12,450	$350,000
William J. Cassidy	$168,095	12,450	12,450	$350,000
Christopher I. Humber	$362,250	8,072	8,072	$295,000
Wade E. Jaques	$326,025	4,980	4,980	$260,000
Patrick A. Graham	$402,532	—	—	—
Gary A. Grove	$405,720	—	—	—

The restricted stock awards vest in three equal installments on each anniversary date of the awards, with the first installment vesting on March 28, 2015, subject to acceleration under certain circumstances as provided in the Plan or otherwise agreed to by the Company. Pursuant to the terms of the Company’s Performance Share Agreement, as amended, the performance shares vest, if at all, over a three-year period beginning on the grant date such that the executives will be eligible to receive between zero and 200% of the target specified in the relevant grant notice upon attainment of certain pre-determined performance goals.

Employment Agreement

The Company entered into an employment letter agreement, dated March 21, 2014 (the “Employment Agreement”) with Wade E. Jaques, the Company’s Vice President and Chief Accounting Officer. The Employment Agreement reaffirms Mr. Jaques’ current base salary, $260,000. In addition, pursuant to the Employment Agreement, Mr. Jaques is entitled to participate in (i) the LTIP, subject to the approval and discretion of the Board and the provisions of any award agreement thereunder, (ii) the STIP in a target amount of up to 40% of base salary, (iii) the Company’s No Tracking Vacation Program and (iv) other benefits generally available to employees of the Company.  In connection with the execution of the Employment Agreement, Mr. Jaques entered into an Employee Restrictive Covenants, Proprietary Information and Inventions Agreement, pursuant to which Mr. Jaques agreed to maintain the confidentiality of Company proprietary information and assigned to the Company certain intellectual property rights developed while in the employ of the Company.  Mr. Jaques covenanted that, during the period of his employment, he would not engage in any business activity that competes with the Company.  In addition, for a period of one year following any termination of employment, Mr. Jaques agreed not to engage in any activity involving the leasing, acquiring, exploring, developing or producing of hydrocarbons within 25 miles of any mineral property interest of the Company assuming the Company meets its severance obligations.

Mr. Jaques will also participate in the Plan, which provides for certain payments and benefits if Mr. Jaques’ employment is terminated under certain circumstances.  If the conditions of the Plan are satisfied, following Mr. Jaques’ termination, Mr. Jaques is entitled to, among other benefits, (i) a lump sum cash payment equal to his base salary, (ii) a lump sum cash payment equal to 100% of the greater of the annual average of the bonuses received by Mr. Jaques pursuant to the Company’s STIP in the two calendar years prior to termination and Mr. Jaques’ current target bonus amount, (iii) immediate vesting of all outstanding equity awards that would vest solely based on continued employment, and continued vesting of incentives tied to performance goals upon achievement of such goals, notwithstanding Mr. Jaques’ termination, and (iv) continuation of benefits under COBRA and Company reimbursement of the portion of premiums previously paid by the Company for a period of 12 months.

The description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Letter Agreement effective March 21, 2014 between Bonanza Creek Energy, Inc. and Wade E. Jaques

99.1	Press release of Bonanza Creek Energy, Inc., dated March 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: March 24, 2014	By:	/s/ Christopher I. Humber
Christopher I. Humber
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Letter Agreement effective March 21, 2014 between Bonanza Creek Energy, Inc. and Wade E. Jaques

99.1	Press release of Bonanza Creek Energy, Inc., dated March 24, 2014